Exhibit 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND YEAR-END 2009 RESULTS

~ Earnings and Revenues Exceed Consensus Estimates; Issues Positive Q1 and Full Year 2010 Guidance ~

Saint Louis, MO – March 4, 2010 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter and year ended December 31, 2009.

Financial Highlights

For the fourth quarter ended December 31, 2009:

▪	Revenues decreased 16% to $47.4 million from $56.8 million during the fourth quarter of 2008;
▪	Services revenue increased 5% to $41.3 from $39.3 million during the third quarter of 2009, representing a return to sequential growth;
▪	Services revenue decreased 16% to $41.3 million from $49.2 million during the fourth quarter of 2008;
▪	Per share results on a fully diluted basis were $0.02 compared to $0.03 during the fourth quarter of 2008;
▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis decreased 23% to $0.10 from $0.13 during the fourth quarter of 2008;
▪	Net income decreased 17% to $629,000 from $759,000 during the fourth quarter of 2008; and
▪	EBITDAS (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) decreased 25% to $5.2 million from $6.9 million during the fourth quarter of 2008.

For the year ended December 31, 2009:

▪	Revenue decreased 19% to $188.2 million from $231.5 million during 2008;
▪	Services revenue decreased 20% to $166.4 million from $207.5 million during 2008;
▪	Per share results on a fully diluted basis decreased 85% to $0.05 from $0.33 per share during 2008;
▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis decreased 45% to $0.36 from $0.66 per share during 2008;
▪	Net income decreased 85% to $1.5 million from $10.0 million during 2008;
▪	EBITDAS (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) decreased 49% to $18.1 million from $35.2 million during 2008;
▪
The Company continued to generate strong operating cash flow during 2009 resulting in $28.0 million in cash, cash equivalents and investments at December 31, 2009, compared to $23.0 million at December 31, 2008; and

▪
The Company repurchased 2.7 million shares of its stock during the year at a cost of $18.4 million.  Since the program’s inception, the Company has repurchased 4.5 million shares at a cost of $27.5 million.

“Perficient executed strongly in the fourth quarter, closing 2009 by delivering sequential revenue growth for the first time in six quarters,” said Jeffrey Davis, Perficient’s chief executive officer and president. “That revenue growth is even more impressive given that is was achieved in a quarter impacted by seasonality. While 2009 was a challenging year on several fronts, we continued to manage the business with a strict fiscal discipline – generating cash flow, maintaining a strong balance sheet and aggressively repurchasing shares.”

“As our full-year revenue and cash earnings per share guidance indicates, we expect 2010 to be the year Perficient is able to return to growth,” Davis said. “Our long-term plans to supplement organic growth with accretive acquisitions remain unchanged and we’re cautiously optimistic that we’re on the verge of again delivering the pattern of consistent revenue and earnings growth that marked Perficient’s deliberate march from a small startup to a proven industry leader.”

Other 2009 Highlights

Among other achievements, Perficient:

-- In the fourth quarter, added new customer relationships and follow-on projects with leading companies including:  Affinia, Agilent, Amerisource Bergen, Avaya, Blue Cross Blue Shield Florida, Blue Cross Blue Shield Massachusetts, Cricket Communications, FordDirect, Janus, Lexmark, Matrix Medical Network, Nestle Purina, Owens Corning, Peerless Manufacturing, Zales and many others;

-- Expanded the size of its ongoing share repurchase program from $20 million to $40 million;

-- Announced the appointment of Jeffrey Davis to CEO and President and Kathy Henely to Chief Operating Officer. Mr. Davis had previously been President and Chief Operating Officer. Mrs. Henely had previously been Vice-President, Corporate Operations; and

-- Was honored as the sole recipient of IBM’s 2009 Information Agenda Outstanding Partner of the Year award and was recognized for its performance by organizations including Consumer Goods Technology, Healthcare Informatics and Forbes magazines.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The Company expects its first quarter 2010 services and software revenue, including reimbursed expenses, to be in the range of $46.0 million to $49.1 million, comprised of $43.6 million to $46.0 million of revenue from services including reimbursed expenses and $2.4 million to $3.1 million of revenue from sales of software.

The Company is issuing a full-year revenue guidance range of $190 million to $210 million and 2010 cash earnings per share guidance range of $0.50 to $0.60.

Conference Call Details
Perficient will host a conference call regarding fourth quarter 2009 financial results today at 9:00 a.m. EST.

WHAT: Perficient Fourth Quarter 2009 Results
WHEN: Thursday, March 4, 2010, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-713-4218 (U.S. and Canada) 617-213-4870 (International)
PARTICIPANT PASSCODE: 10628900
REPLAY TIMES: Thursday, March 4, 2010, at 11:00 a.m. EST, through Thursday, March 11, 2010
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 60701303

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices in 17 markets across North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and

Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2010.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues
Services	$41,346	$49,238	$166,397	$207,480
Software and hardware	4,213	4,641	12,968	10,713
Reimbursable expenses	1,881	2,880	8,785	13,295
Total revenues	47,440	56,759	188,150	231,488

Cost of revenues
Project personnel costs	27,137	31,841	112,195	128,482
Software and hardware costs	3,854	3,506	11,641	8,639
Reimbursable expenses	1,881	2,880	8,785	13,295
Other project related expenses	1,565	1,366	4,514	5,033
Stock compensation	569	541	2,682	2,537
Total cost of revenues	35,006	40,134	139,817	157,986

Gross margin	12,434	16,625	48,333	73,502

Selling, general and administrative	7,768	10,230	32,876	40,816
Stock compensation	1,861	1,638	7,166	6,426
	2,805	4,757	8,291	26,260

Depreciation	240	510	1,483	2,139
Amortization	1,028	1,187	4,267	4,810
Impairment of intangibles	-	1,633	-	1,633
Income from operations	1,537	1,427	2,541	17,678

Net interest income	5	158	209	528
Net other income (expense)	6	33	260	(915)
Income before income taxes	1,548	1,618	3,010	17,291
Provision for income taxes	919	859	1,547	7,291
Net income	$629	$759	$1,463	$10,000

Basic net income per share	$0.02	$0.03	$0.05	$0.34

Diluted net income per share	$0.02	$0.03	$0.05	$0.33

Shares used in computing basic
net income per share	26,860	28,897	27,538	29,412
Shares used in computing diluted
net income per share	28,202	29,480	28,558	30,351

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$17,975	$22,909
Short-term investments	6,327	-
Total cash, cash equivalents and short-term investments	24,302	22,909
Accounts and note receivable, net	38,244	47,584
Prepaid expenses	1,258	1,374
Other current assets	1,534	3,157
Total current assets	65,338	75,024
Long-term investments	3,652	-
Property and equipment, net	1,278	2,345
Goodwill	104,168	104,178
Intangible assets, net	7,605	11,456
Other non-current assets	2,769	1,244
Total assets	$184,810	$194,247

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,657	$4,509
Other current liabilities	11,476	14,339
Total current liabilities	15,133	18,848
Other non-current liabilities	1,329	581
Total liabilities	16,462	19,429

Stockholders' equity:
Common stock	32	30
Additional paid-in capital	208,003	197,653
Accumulated other comprehensive loss	(273)	(338)
Treasury stock	(27,529)	(9,179)
Accumulated deficit	(11,885)	(13,348)
Total stockholders' equity	168,348	174,818
Total liabilities and stockholders' equity	$184,810	$194,247

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management. Specifically, non-GAAP net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDAS, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Perficient excludes this item for the purposes of calculating non-GAAP EBITDAS, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, primarily related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating non-GAAP EBITDAS, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Impairment of Intangible Assets
During the fourth quarter 2008, Perficient recorded a non-cash charge of $1.6 million to impair certain intangible assets.  Perficient has excluded this charge from its calculation of non-GAAP measures presented herein.  Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the impairment charge is a non-recurring expense that causes comparison of current and historical financial results difficult.

Write-off of Deferred Offering Costs
During the third quarter 2008, Perficient incurred a non-cash charge to write off deferred offering costs associated with a shelf registration statement.   Perficient management determined there was no intent to use the shelf registration to complete an offering in the near term and as a result, these costs were required to be expensed.  Perficient has excluded this charge from its calculation of non-GAAP net income and non-GAAP net income per share.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP Net Income	$629	$759	$1,463	$10,000
Additions:
Provision for income taxes	919	859	1,547	7,291
Amortization	1,028	1,187	4,267	4,810
Stock compensation	2,430	2,179	9,848	8,963
Impairment of intangibles	-	1,633	-	1,633
Write-off of deferred offering costs	-	-	-	942
Non-GAAP Adjusted Net Income Before Tax	5,006	6,617	17,125	33,639
Income tax for non-GAAP items (1)	(2,143)	(2,852)	(6,747)	(13,758)
Non-GAAP Net Income	$2,863	$3,765	$10,378	$19,881

GAAP Net Income Per Share (diluted)	$0.02	$0.03	$0.05	$0.33
Non-GAAP Net Income Per Share (diluted)	$0.10	$0.13	$0.36	$0.66
Shares used in computing GAAP and Non-GAAP Net Income Per Share (diluted)	28,202	29,480	28,558	30,351

(1) The estimated non-GAAP effective tax rate of 42.8% and 43.1% for the three months ended December 31, 2009 and 2008, respectively, and 39.4% and 40.9% for the year ended December 31, 2009 and 2008, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP Net Income	$629	$759	$1,463	$10,000
Additions:
Provision for income taxes	919	859	1,547	7,291
Net other (income) expense	(6)	(33)	(260)	915
Net interest income	(5)	(158)	(209)	(528)
Amortization	1,028	1,187	4,267	4,810
Depreciation	240	510	1,483	2,139
Impairment of intangibles	-	1,633	-	1,633
Stock compensation	2,430	2,179	9,848	8,963
EBITDAS (1)	$5,235	$6,936	$18,139	$35,223

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.